SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  July 18, 2003

VIA NET.WORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29391	84-1412512
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

H. Walaardt Sacrestraat 401-403

1117 BM Schiphol-Oost

The Netherlands

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +-31 203 483800

St. Giles House, 25 Kings Road, Reading RG1 3AR, United Kingdom

(Former address of principal executive offices)

Item 5.                                 Other Events

On July 18, 2003 VIA NET.WORKS, Inc. issued a press release announcing that it had regained compliance with Nasdaq SmallCap Market listing requirements.  A copy of the press release is attached as Exhibit 99.

Item 7.                                 Financial Statements, Pro Forma Financial Information and Exhibits

Description.

(c)  Exhibit.

99	Press Release, dated July 18, 2003, announcing receipt of notification from the Nasdaq Stock Market that the Company had regained compliance with the Nasdaq SmallCap Market’s listing requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2003	VIA NET.WORKS, Inc.

	By:	/s/ Adah I. Moulton
Adah I. Moulton
Assistant Secretary

EXHIBIT INDEX

99	Press Release, dated July 18, 2003, announcing receipt of notification from the Nasdaq Stock Market that the Company had regained compliance with the Nasdaq SmallCap Market’s listing requirements.